AMENDMENT NUMBER ONE
COLFAX CORPORATION
DIRECTOR DEFERRED COMPENSATION PLAN
The Colfax Corporation Director Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of December 6, 2017:

1.	Section 3.2 is hereby deleted in its entirety and replaced with the following:

3.2     Form and Time of Payment

For each election that the Director completes and submits in connection with the Plan, which is confirmed by the Participant’s execution of a deferral agreement, the payment of his or her Deferred Stock Unit Account (or the portion thereof to which the election applies) is to be made in shares of Common Stock.

Pursuant to the Director’s election on the deferral agreement, the Director may irrevocably elect to receive payment of the Deferred Stock Unit Account (or the portion thereof to which the election applies) in the form of a lump sum payment or pursuant to an installment method to be paid annually over two (2) to ten (10) years.

If the Director elects on the deferral agreement to receive payment in a lump sum, payment of the Deferred Stock Unit Account (or the portion thereof to which the election applies) shall commence on the last day of the month after the Director’s termination of service, or as of January 31 of the 1st, 2nd, 3rd, 4th, 5th calendar year after termination of service in accordance with the particular election.

If the Director elects on the deferral agreement to receive payment pursuant to an installment method, payment of the Deferred Stock Unit Account (or the portion thereof to which the election applies) shall commence on January 31 of the 1st calendar year after termination of service and continue annually thereafter in accordance with the particular election, with the amount of each installment payment calculated by multiplying the balance of the Deferred Stock Unit Account (or the portion thereof to which the election applies) by a fraction, the numerator of which is one and the denominator of which is the remaining number of installment payments due to the Director.

Any fractional shares shall be distributed in cash.

2.	Section 4.4 is hereby deleted in its entirety and replaced with the following:

4.4     Omnibus Incentive Plan

Shares of Common Stock delivered pursuant to this Plan shall be made from the Colfax Corporation 2016 Omnibus Incentive Plan or any successor plan (the “Omnibus Plan”) and shall be credited against the number of shares of Common Stock available for issuance under the Omnibus Plan.

In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
IN WITNESS WHEREOF, Colfax Corporation has caused this instrument to be signed by its duly authorized officer as of this 6th day of December, 2017.
COLFAX CORPORATION
By: /s/ Lynn Clark
Its: SVP, Global Human Resources

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